EXHIBIT 23

                       Consent of KPMG Peat Marwick

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                            Accountants' Consent
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The Board of Directors
Compass Bancshares, Inc.

We consent to the use of our reports incorporated herein by reference.

Our report refers to changes in the method of accounting for income taxes and in the method of accounting for certain investments in debt and equity securities.

                                           /s/ KPMG Peat Marwick, L.L.P.

Birmingham, Alabama
December 28, 1995